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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) November 22, 1993
                                                 -----------------

                      ML/EQ Real Estate Portfolio, L.P.
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     (Exact name of registrant as specified in its governing instrument)


        Delaware                 0-17684                      58-1739523
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    (State or other           (Commission File              (I.R.S. Employer
    jurisdiction)             Number)                      Identification No.)


          3414 Peachtree Road, N.E., Atlanta, Georgia        30326-1162
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            (Address of principal executive offices)         (Zip Code)

(Registrant's telephone number, including area code)    (404) 239-5002
                                                        ---------------



                                        None
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            (Former name or former address, if changed since last report.)





                                  Page 1 of 13
                            Exhibit Index on page 5
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                               REPORT ON FORM 8-K


ITEM 5.  OTHER EVENTS

Additional Information relating to Mortgage Investments

1. The Report on Form 8-K for the ML/EQ Real Estate Portfolio L.P. (the "Partnership") filed on December 1, 1993 is hereby amended and restated to reflect the Partnership's receipt of $2.1 million less in cash as a result of its 80% interest in the proceeds received from the pay-off of a note secured by a mortgage on a property located in Norwalk, Connecticut.

201 Merritt Seven, Norwalk, Connecticut

          On November 22, 1993, EML Associates (the "Venture"), a joint venture in which the Partnership holds an 80% interest, received cash of $10.5 million reflecting the Venture's 50% share of a $21 million pay-off on the note secured by the 240,000 square foot 201 Merritt Seven property located in Norwalk, Connecticut. The Venture held a 50% participation interest in a loan made by The Equitable Life Assurance Society (Equitable) to the Second Merritt Seven Joint Venture (borrower). The borrower had approached Equitable, the lender, to renegotiate the terms of the nonrecourse 10-1/4% interest-only loan which bore a maturity date in 1998. The borrower ultimately proposed buying the loan at a discount from its face amount of $28 million.

          In November 1993, the borrower and lender agreed that borrower would have a six-month option to purchase the loan at an amount not less than the fair market value of the property, as determined by an independent appraisal, but in no event less than $21 million.

          Adequate reserves had been established by the Partnership during the first and third quarters of 1993 to reflect the diminution of value of the underlying security for the loan. In receiving $8.4 million, its 80% share of the $10.5 million payment, the Partnership realized the carrying value of the mortgage on its books.

          Management believes that accepting the pay-off was in the best interest of the Partnership, given the prospects for the property in a difficult leasing environment. Many of the leases at the property are due to expire in the next 12 months, and significant additional capital needs are expected. Those tenants that do not vacate the property are expected to pay significantly lower rents than can support the debt service on the loan and other expenses of the property.

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2.  Northland Shopping Center

          On January 19, 1994, Equitable Real Estate Shopping Centers L.P., the owner of the Northland Shopping Center, released the attached press release with respect to its entering into a non-binding letter of intent with The Equitable Life Assurance Society of the United States for the acquisition of the shopping center. Consummation of this transaction would require participation by the Venture. Management is presently determining its course of action with respect to the matters described in the press release.

Refer to Exhibit A. Letter of Intent

Refer to Exhibit B. Press Release.

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        Pursuant to the requirements of Section 13 or 15(d) of the Securities
Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          ML/EQ Real Estate Portfolio, L.P.

                                          By:  EREIM Managers Corp.
                                               Managing General Partner


                                          By: /s/ Peter J. Urdanick
                                             ----------------------------------
                                               Peter J. Urdanick
                                               Vice President, Controller and
                                               Treasurer
                                               (Principal Accounting Officer)

 Dated:  February 28, 1994

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     EXHIBIT                                                    PAGE
     -------                                                    ----


     A   Northland Center - Letter of Intent                     6

     B   Press Release                                           13

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                                                                       EXHIBIT A


                                January 19, 1994


Equitable Real Estate Shopping Centers L.P.
c/o Mr. Paul Abbott
President
Midwest Centers Inc.
388 Greenwich Street, 28th Floor
New York, NY  10013

          RE:  Northland Center - Letter of Intent to Purchase

Dear Paul:

Equitable Real Estate Shopping Centers L.P. (the "Partnership"), the owner of Northland Center in Southfield, Michigan ("Northland") and Brookdale Center in Brooklyn Center, Minnesota ("Brookdale") and The Equitable Life Assurance Society of the United States ("Equitable"), the holder of the first mortgages on Northland and Brookdale, have entered into negotiations for the acquisition of Northland from the Partnership by Equitable and EML Associates ("EML"), Equitable's participant in both first mortgages. Equitable and EML are sometimes referred to herein as "Purchaser".

This letter is intended to be non-binding and for discussion purposes only. It is being written solely to summarize the discussions to date between Equitable and the Partnership concerning certain terms and conditions of the proposed transaction which, the parties contemplate, will be incorporated into a binding definitive agreement for the acquisition of Northland (the "Contract") to be entered into by the Partnership and Purchaser at such time as all terms and conditions of the proposed acquisition have been negotiated to the full satisfaction of all parties, which in no event shall be later than February 18, 1994.

The terms and conditions discussed to date are as follows:

   1. Acquisition Price - The acquisition price of Northland will be $6,600,000, all cash, paid to the Partnership; the Partnership shall be released from the existing first mortgage held by Equitable and related security instruments.

   2. Closing Date - The parties will diligently undertake to close as soon as possible after January 1, 1994, but in no event later than April 30, 1994.

Equitable Real Estate Shopping Centers L.P.
January 19, 1994
Page 2


   3. Prorations - Except as herein provided, all income and expenses will be prorated as of 12:01 a.m. on January 1, 1994. Prorations and adjustments shall be made between the Partnership and Equitable in the same manner as provided in Paragraph 14 of the 1986 Agreement for Purchase and Sale of Real Property between the Partnership, as buyer, and Equitable, as seller. Purchaser will use reasonable efforts (short of terminating leases) to collect rents due and payable prior to January 1, 1994 which are in arrears on the date of closing. Notwithstanding anything in this Paragraph 3 to the Contrary, all arrearages outstanding as of January 1, 1994, whether collected before or after the closing by the Partnership or Purchaser, less costs of collection, shall belong to the Partnership; provided, however, the final $500,000 of such arrearages shall belong to Purchaser.

   4. Closing Costs - Except as otherwise provided, the Partnership shall bear all reasonable and ordinary costs incurred by any party to close the proposed transaction including, but not limited to, title insurance, transfer taxes and survey, but specifically excluding environmental, appraisal, valuation and engineering reports, and legal expenses incurred on Purchaser's behalf.

   5. Dayton Hudson ("Hudson") - Hudson notified the Partnership by letter dated December 8, 1993 that Hudson may decide to terminate operation of the Hudson's department store at Northland. Purchaser's obligation to close will be expressly subject to Purchaser's entering into an agreement with Hudson for the continued operation of the Hudson's store at Northland after the closing on terms and conditions acceptable to Purchaser in its sole discretion. Such agreement shall be executed prior to the Contract, shall not be or purport to be binding upon the Partnership, and shall not release or diminish, as against the Partnership, any covenants set forth in the current operating agreement, including without limitation, Hudson's operating covenant.

   6. Montgomery Ward and Company ("Ward") - Purchaser's obligation to close will be expressly subject to Purchaser's entering into an agreement with Ward for the operation of a Ward's department store at Northland after the closing on the terms and conditions acceptable to Purchaser in its sole discretion. Such agreement shall not be or purport to be binding upon the Partnership, and shall not release or diminish, as against the Partnership, any covenants set forth in the current operating agreement, including without limitation, Ward's operating covenant.

   7. Brookdale Mall - At the closing, the first mortgage on Brookdale (the "Brookdale Mortgage") will be modified to permit prepayment in full on the date Brookdale is sold by the Partnership to an unaffiliated third party, such prepayment to be for an amount equal to the sum of all outstanding principal and accrued and unpaid interest on such date, plus a defeasance fee for certain sales. The defeasance fee on the Brookdale Mortgage shall be waived in full if the Sale Price (as hereinafter defined) is less than $45,000,000. In the event the Sale Price for Brookdale is in

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Equitable Real Estate Shopping Centers L.P.
January 19, 1994
Page 3


        excess of $45,000,000, seventy-five (75%) percent of the Sale Price in excess of $45,000,000 up to the amount of the defeasance fee provided for in the Brookdale Mortgage shall be payable at the closing of the sale of Brookdale. "Sale Price" shall mean the gross sale price paid including the amount of any contingency payments or holdbacks paid to the Partnership less reasonable and customary selling costs (including a fee to Lehman Brothers in an amount equal to 0.875% of the total contract sales price, but in no event exceeding $425,000). The Sale Price shall not include any payments payable to and received by the Partnership from tenants or parties to reciprocal easement agreements, including without limitation, the Carson's payment of $1,250,000, to the extent such payments are transferred to the Purchaser. If the Sale Price includes any consideration other than cash, such as stock or securities, Sale Price shall mean the closing sale or bid price of such stock or securities on the date of the sale or, if no established trading market exists with respect to such stock or securities on the date of the sale, Sales Price shall equal the fair market value of such stock or securities as mutually estimated by the Partnership and Purchaser (or, if they are unable to mutually agree, as shall be estimated by an independent arbitrator). In the event that any consideration is not presently payable to the Partnership, such as a promissory note or a holdback or stock subject to a restriction, then the defeasance payments relating to such consideration shall be deferred until the Partnership converts such consideration into cash currently available to the Partnership and/or distributes such consideration to its limited partners. To the extent any such consideration is restricted stock, Purchaser shall be entitled to receive as a credit against its defeasance payment a pro-rata share of any dividends or distributions derived from such stock, together with the first proceeds from any permitted sales of such stock. The Sale Price shall not include the value of any concessions or fees waived or foregone by the asset manager, the holder of the Brookdale Mortgage, Equitable or its affiliates.


   8. Equitable Real Estate Investment Management, Inc. ("ERE") - The Partnership will enter into an agreement with ERE terminating ERE's service as full execution and delivery of this letter and approval of such termination by the board of directors of the Partnership's general partner. In such termination agreement, ERE and the Partnership shall agree that notwithstanding anything to the contrary in the asset management agreement, the Partnership shall not be required to change its name or to cease use of the words "Equitable" and "Equitable Real Estate" prior to June 30, 1994 if the Partnership has not entered into a contract of sale for Brookdale on or before that date. The termination agreement shall also provide that, if the Partnership has entered into a contract of sale for Brookdale on or before June 30, 1994, ERE, at its option, may require the Partnership to change its name and to cease use of the words "Equitable" and "Equitable Real Estate" provided ERE reimburses the Partnership for its reasonable costs and expenses (not to exceed $10,000) in complying with such requirement. The Partnership will simultaneously pay ERE all fees and other sums due and payable to ERE for

Equitable Real Estate Shopping Centers L.P.
January 19, 1994
Page 4

        services rendered under the asset management agreement on or prior to the January 1, 1994 proration date. In the termination agreement ERE will waive all other fees which ERE would otherwise be entitled to receive thereunder and waive the rights of first refusal granted ERE therein. The termination agreement will expressly provide that the indemnities in Section 5 of the asset management agreement will continue notwithstanding such termination. The termination agreement will further provide that at closing the Partnership and ERE will enter into an agreement (a) that neither party will pursue against the other party any claims arising out of facts existing as of the date of such agreement except as permitted by sub-paragraphs (b) and (c) of this Paragraph 8 and except to enforce any continuing indemnities of the other party, (b) the Partnership will not encourage any limited partner of the Partnership to initiate any claim against ERE, and (c) notwithstanding the foregoing, neither party shall be precluded from asserting cross claims or third party claims against the other party in the event that, in the Partnership's case, an action is brought against it by any third party unaffiliated with Lehman Brothers, Inc., and, in ERE's case, an action is brought against it by any third party unaffiliated with Equitable.

   9. Investigation Period - Purchaser shall have the right to perform any due diligence deemed necessary by Purchaser prior to closing, including approaching Hudson and Ward as the proposed new owner to negotiate any required agreements. Any engineering, environmental, appraisal, valuation, or other reports required to satisfy Purchaser shall be paid for by Purchaser, and Purchaser agrees to limit any expenses incurred to the extent reasonably prudent given Purchaser's existing knowledge of physical conditions present at Northland.

        The Contract shall contain seller's representations and warranties substantially similar in type, form and duration as those provided by Equitable in the 1986 Agreement for Purchase and Sale of Real Property; provided, however, the Partnership shall make no representations or warranties regarding matters currently known to ERE (including without limitation, the asbestos located in certain portions of Northland), or regarding matters existing prior to the Partnership receiving title to Northland (except to the extent that such matters were not known by the seller under the 1986 Agreement for Purchase and Sale of Real Property and are known by the Partnership as of the date of this letter agreement).

Equitable Real Estate Shopping Centers L.P.
January 19, 1994
Page 5


   10. Real Estate Broker's Commissions - The Partnership will be responsible for any commission paid to Lehman Brothers for the acquisition of Northland. The Partnership and Purchaser will represent and warrant to each other that no other broker or agent has been involved in this transaction.

   11. General Releases - At the closing the Partnership and Purchaser will exchange general releases, releasing each other from all obligations other than (1) obligations, if any, under the Contract and/or the documents executed and delivered pursuant thereto which pursuant to the terms thereof are intended to survive the closing, all of which obligations shall be similar in type, form and duration as those set forth in the 986 Agreement for Purchase and Sale of Real Property, (2) the obligations of the Partnership under any and all loan documents pertaining to the Brookdale Mortgage, as modified at closing, which loan documents the Partnership shall ratify and confirm at the closing as being in full force and effect as so modified, and 3) liabilities arising with respect to any cross claims or third party claims in the event that an action is brought against the Partnership by any third party unaffiliated with Lehman Brothers, Inc. At the closing the Partnership and Purchaser will also enter into an agreement (a) that neither the Partnership nor Purchaser will pursue against the other any claims arising out of facts existing as of the date of such agreement except as permitted by sub-paragraphs (1), (2), (3), (b) and (c) of this Paragraph 11 and except to enforce any continuing indemnities of the other party, (b) the Partnership will not encourage any limited partner of the Partnership to initiate any claim against Purchaser, and (c) notwithstanding the foregoing, neither party shall be precluded from asserting cross claims or third party claims against the other party in the event that, in the Partnership's case, an action is brought against it by any third party unaffiliated with Lehman Brothers, Inc., and, in the Purchaser's case, an action is brought against it by any third party unaffiliated with Equitable.

   12. Equitable Internal Approvals - Equitable's obligation to enter into the Contract shall be subject to the approval of Equitable's Investment Committee and to such other approvals as may be required at each stage of Equitable's approval process preliminary thereto, with Equitable having the right in its unfettered discretion to disapprove the transaction at any stage of its investment approval process prior to execution of the Contract.

   13. EML Participation - Equitable has advised the Partnership that it is unwilling to proceed with the proposed transaction unless EML, its participant in the first mortgages on Northland and Brookdale, approves all the terms and conditions of the proposed transaction and agrees to join with Equitable in acquiring Northland from the Partnership in the same proportion that it participates in the mortgages. This letter is also issued therefore subject to obtaining such approval and agreement from EML and to obtaining any and all necessary and appropriate

Equitable Real Estate Shopping Centers L.P.
January 19, 1994
Page 6

        consents and authorizations required in connection therewith from its partners, ML/EQ Real Estate Portfolio, L.P. and EREIM L.P. Associates, and from the partners thereof, which approvals shall be obtained within a definite time frame to be set forth in the Contract.

   14. Securities Filing - The Partnership will be required to obtain a proxy consent from the majority of the investor limited partners in the Partnership. Equitable understands that although this letter is not binding, the Partnership is using this letter as a basis to file with the Securities and Exchange Commission and seek limited partnership approval of the acquisition of Northland.

   15. Conditional Waiver of Appraisal - Equitable hereby agrees to waive the Partnership's obligation under the Northland mortgage and other loan instruments to deliver an appraisal of Northland; provided, however, such waiver shall terminate as of, and the Partnership shall deliver an appraisal in accordance with the loan documents within thirty (30) days following, the earlier of (a) notice by either party to the other of termination of this proposed transaction, and (b) April 30, 1994 or such later date as may be mutually agreed to by the Partnership and Purchaser.

It is understood and agreed that the terms and conditions set forth in this letter do not constitute all the terms and conditions of the proposed acquisition and that the Contract, if and when entered into by the parties, will contain many other terms and conditions which have not yet been negotiated and agreed to. Until a Contract has been drafted and approved by counsel to the respective parties and has been properly executed and delivered, neither the Partnership nor Purchaser shall have any legally binding obligations to the other (whether under this letter or otherwise) with respect to the proposed transaction, including but not limited to, a legal duty to continue negotiations to conclude a Contract, and any party may discontinue negotiations at any time for any reason whatsoever.

This letter is being issued subject to (a) the terms and conditions of that certain letter dated November 16, 1993 issued by ERE to the Partnership and agreed to by the Partnership, which terms and conditions continue in full force and effect and (b) the understanding that, to expedite the process of completing the transaction the Partnership has authorized Purchaser and ERE, on Purchaser's behalf, to initiate discussions with Hudson and with Ward, prior to execution of the Contract, to negotiate the agreements contemplated above, and that neither Purchaser nor ERE shall be liable to the Partnership in respect of any such negotiations or agreements entered into pursuant thereto (except to the extent any such agreements breach the requirements of Paragraphs 5 or 6 hereof) whether or not a Contract is entered into or a closing takes place thereunder. The provisions of this paragraph, notwithstanding anything to the contrary contained in this letter, shall be binding upon the parties hereto.


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Equitable Real Estate Shopping Centers L.P.
January 19, 1994
Page 7

If the enclosed correctly expresses our understanding, please execute the enclosed copy of this letter where indicated below and return the same. This letter agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                                               Very truly yours,

                                               THE EQUITABLE LIFE ASSURANCE
                                               SOCIETY OF THE UNITED STATES
                                               By: /s/Charles R. Beaver
                                                   ----------------------------
                                                            Charles R. Beaver
Agreed:

EQUITABLE ESTATE SHOPPING CENTERS L.P.
BY:  MIDWEST CENTERS INC.
        General Partner

        By: /s/Robert J. Hellman
           ------------------------------------------

                                                                    EXHIBIT B


                                           EQUITABLE REAL ESTATE SHOPPING
                                           CENTERS L.P.
                                           c/o Midwest Centers Inc.
                                           388 Greenwich Street, 28th Floor
                                           New York, New York 10013

Attn:  Robert Hellman (212) 464-6739
       Joan Berkowitz (212) 464-5921

PRESS RELEASE DATED JANUARY 19, 1994
FOR IMMEDIATE RELEASE

Equitable Real Estate Shopping Centers, L.P. (NYSE: EQM) (the "Partnership") announced that it today entered into a non-binding letter of intent for the acquisition of Northland Center, an enclosed regional shopping mall in Southfield, Michigan, from the Partnership by The Equitable Life Assurance Society of the United States (the "Purchaser"), the holder of the first mortgage loan on the property. The proposed acquisition price is $6.6 million in excess of the existing first mortgage loan. Consummation of the transaction is subject to numerous conditions including:

        (i) Approval of the transaction by the Board of Directors of the Partnership's general partner;

        (ii) approval of the transaction by the Partnership's limited partners;

        (iii) various additional approvals by the Purchaser and its loan participant(s);

        (iv)  negotiation of agreements with various third parties; and

        (v)   the preparation and execution of definitive transaction documents.

There can be no assurance that these and other conditions to the transaction will be satisfied.

The Partnership also owns Brookdale Center, an enclosed regional shopping mall located in Brooklyn Center, Minnesota. The Partnership is a master limited partnership, the limited partnership units of which are traded on the New York Stock Exchange.





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